Exhibit 23
                                                                      ----------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112005) pertaining to the Levcor International, Inc. 2002 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-112004) pertaining to the 1994 Carlyle Industries, Inc. 1994 Incentive Program, as Amended, of our report dated March 16, 2007, with respect to the consolidated financial statements and schedule of Levcor International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.



/s/ Friedman LLP

New York, New York
March 28, 2007